Exhibit 10.2

RESIGNATION LETTER

March 19, 2012

To the Shareholders and Board of Directors of
Europa Acquisition VIII, Inc.

Gentlemen:

This letter shall serve as notice that as of the date hereof, I hereby resign from my position as Chairman of the Board of Directors, President, Treasurer and Secretary of Europa Acquisition VIII, Inc. (the “Corporation”).  My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Peter Coker
Peter Coker